                            OREGON METALLURGICAL CORPORATION


                                      EXHIBIT 11.1

                             Earnings per share computation



                                                   Three Months Ended   Six Month Ended
                                                        June 30,            June 30,
                                                  --------------------  ----------------
                                                  (in thousands except per share data)
                                                     1995      1994     1995       1994
                                                  --------- --------- --------- ---------

Net income (loss)                                  $   453   $ (601)   $   988   $(1,686)
                                                   -------   -------   -------   -------
                                                   -------   -------   -------   -------

Weighted average shares outstanding                 10,908   10,892     10,902    10,890

Weighted average share equivalents assumed
 issued from Excess Benefit Plan                       118     ---         128      ---

Weighted average share equivalents
 assumed issued from exercise of warrants               62     ---          36      ---

Weighted average share equivalents assumed
 issued as part of Employee Compensation Policy         99     ---          66      ---
                                                   -------   -------   -------   -------
Weighted average share and share
 equivalents outstanding                            11,187    10,892    11,132    10,890
                                                   -------   -------   -------   -------
                                                   -------   -------   -------   -------

Net income (loss) per share                        $  0.04   $ (0.06)  $  0.09   $ (0.16)
                                                   -------   -------   -------   -------
                                                   -------   -------   -------   -------


Earnings per share computed on both the primary and fully diluted bases are the same.